EXHIBIT 10.5

ADVANCED BIOENERGY, LLC
INVESTOR RIGHTS AGREEMENT

(SDWG)

Schedule A - Schedule of Holders

i

ADVANCED BIOENERGY, LLC
INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made as of the     day of November, 2006, by and between Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), and South Dakota Wheat Growers Association, a South Dakota cooperative (“SDWG”).

Background

A.            The Company, HGF Acquisition, LLC, a wholly owned subsidiary of the Company (“Acquisition Sub”), Heartland Grain Fuels, L.P., a Delaware limited partnership (“HGF”), Heartland Producers, LLC, a South Dakota limited liability company (“HP”), SDWG and Dakota Fuels, Inc., a Delaware corporation (“DF”), have entered into a Partnership Interest and Stock Purchase Agreement dated November 7, 2006 (the “Purchase Agreement”), which provides for the acquisition by Acquisition Sub of the limited partnership interests of HGF and the common shares of DF owned by SDWG and HP, in a two-step transaction described therein.

B.            In order to induce SDWG to exchange its limited partnership interests in HGF and common shares of DF for Units (as defined below) and cash pursuant to the Purchase Agreement, SDWG and the Company hereby agree that this Agreement shall govern the rights of SDWG to cause the Company to register Units, to receive certain information from the Company, and shall govern certain other matters as set forth in this Agreement.

C.            The parties hereby agree as follows.

Agreement

1.             Definitions.  For purposes of this Agreement:

1.1           “Additional Financing” means the sale by the Company of additional Units as contemplated by the registration statement on Form SB-2 filed by the Company with the SEC on September 13, 2006, as amended from time to time thereafter.

1.1           “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any general partner, officer, director or manager of such Person.

1.3           “Damages” means any loss, damage, or liability to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4          “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Units, including options and warrants.

1.5          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6          “Excluded Registration” means (a) a registration of Units in connection with the Additional Financing so long as such registration is declared effective by the SEC no later than February 28, 2007; (b) a registration relatingto the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; or (c) a registration relating to an SEC Rule 145 transaction.

1.7          “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.8          “Form S-2” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.9           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.10         “GAAP” means generally accepted accounting principles in the United States.

1.11         “Holder” means any holder of Registrable Securities who is a party to this Agreement, including permitted transferees that agree in writing to be bound by and subject to the terms and conditions of this Agreement.

1.12         “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.13         “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.14         “IPO” means the Company’s first underwritten public offering of its Units or other equity securities under the Securities Act.

1.15         “Operating Agreement” means that certain Third Amended and Restated Operating Agreement of the Company dated as of February 1, 2006.

1.16         “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.17         “Registrable Securities” means (a) the Units issued to SDWG, and any Units acquired by SDWG after the date hereof; and (b) any Units issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Units referenced in clause (a) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 5.1, and excluding for purposes of Section 2 any Units for which registration rights have terminated pursuant to Section 2.12 of this Agreement.

1.18         “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.11(b) hereof.

1.19         “SEC” means the Securities and Exchange Commission.

1.20         “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.21         “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act.

1.22         “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.23         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.24         “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.25         “Units” means units of membership interests in the Company, or shares or other equity interests of the Company issued in exchange for or otherwise in connection with any transaction as described in Section 4.1.

2.             Registration Rights.  The Company covenants and agrees as follows:

2.1           Demand Registration.

(a)           Form S-1 Demand.  If at any time after the earlier of (i) one year after the date of this Agreement or (ii) ninety (90) days after the effective date of the registration statement for the IPO or such longer period after the IPO if the Holders cannot sell their securities as a result of executing a “market stand-off” agreement contemplated by Section 2.10 hereof, the Company receives a request from Holders of at least twenty-five percent (25%) of the Registrable Securities that the Company file a Form S-1 registration statement with respect to at least twenty percent (20%) of the Registrable Securities (or a lesser percentage if the anticipated aggregate offering price, net of Selling Expenses, would exceed $15 million), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b)           Form S-3 Demand.  If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty-five percent (25%) of the Registrable Securities that the Company file a Form S-3 registration statement with respect to at least twenty percent (20%) of the Registrable Securities (or a lesser percentage if the anticipated aggregate offering price, net of Selling Expenses, would exceed $15 million), then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(c)           Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to Section 2.1(a) or Section 2.1(b) a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its members for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; or (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; and it is therefore necessary to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than thirty (30) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other member during such thirty (30) day period other than an Excluded Registration.

(d)           The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a)(i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b).  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (x) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (y) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request.  A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2           Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for equity holders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3           Underwriting Requirements.

(a)           If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b)           In connection with any offering involving an underwriting of the Company’s securities pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting agreement as agreed upon between the Company and its underwriters (which underwriting agreement shall contain customary terms and conditions), and then only in such quantity as the underwriters in their reasonable discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by security holders of the Company to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters in their reasonable discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the

Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders.  Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other member’s securities are included in such offering.  For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder” as defined in this sentence.

(c)           For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4           Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred eighty (180) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of the Company or an underwriter of Units (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred eighty (180) day period shall be extended for up to two hundred forty (240) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)           furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)           use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)            use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)           provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)           promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)            notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)            after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5           Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6           Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1(a) or Section 2.1(b) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b).  All Selling Expenses relating to Registrable Securities registered pursuant to Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7           Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)           To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay, severally and not jointly, to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall any indemnity under this Section 2.7(b) exceed the proceeds from the offering received by such Holder, except in the case of common law fraud or willful misconduct by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, unless such failure actually and materially prejudices the indemnifying party’s ability to defend such action.

(d)           Notwithstanding anything else herein to the contrary, the foregoing indemnity agreements of the Company and the selling Holders are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act.

(e)           To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.7, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.7(e), when combined with the amounts paid or payable by such Holder pursuant to Section 2.7(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses) paid by such Holder), except in the case of willful misconduct or common law fraud by such Holder.

(f)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the provisions on indemnification and contribution contained in the underwriting agreement shall not contain provisions which expose the Holders to greater liability than the terms contained herein.

(g)           Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration under Section 2, and otherwise shall survive the termination of this Agreement.

2.8           Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)           make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times;

(b)           use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act ; and

(c)           furnish to any Holder, so long as the Holder owns any Registrable Securities, upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.9           Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any Company registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (b) to demand registration of any securities held by such holder or prospective holder.

2.10         “Market Stand-off” Agreement.  Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO or other registration by the Company for its own behalf of Units or any other equity securities under the Securities Act on a registration statement on Form S-1, Form S-2, or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed (a) one hundred eighty (180) days in the case of the IPO, which period may be extended upon the request of the managing underwriter for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, or (b) ninety (90) days in the case of any registration other than the IPO, which period may be extended upon the request of the managing underwriter for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 90-day lockup period), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Units or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Units held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Units or other securities, in cash, or otherwise.  The foregoing provisions of this Section 2.10 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors, and members individually owning more than five percent (5%) of the Company’s outstanding Units (or other voting equity securities) are subject to the same restrictions.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.10 or that are necessary to give further effect thereto.

2.11         Restrictions on Transfer.

(a)           The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize any such sale, pledge, or transfer, except upon the conditions specified in this Agreement and Section 9 of the Operating Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.  A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement and the Operating Agreement.

(b)           In addition to any legend requirements set forth in the Operating Agreement, each certificate or instrument representing the Registrable Securities shall (unless otherwise permitted by the provisions of Section 2.11(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND CERTAIN HOLDERS OF ITS SECURITIES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.11

(c)           The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.  Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer.  Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed  sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company.  The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that in the case of a transfer to an Affiliate each transferee agrees in writing to be subject to the terms of this Section 2.11. Each certificate or instrument evidencing the Restricted

Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.11(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(d)           In the event that SDWG intends to sell the Units it received pursuant to the Purchase Agreement prior to being able to dispose of them in accordance with SEC Rule 144 in a transaction not covered by a registration statement under the Securities Act, it shall give the Company written notice of such sale, including the terms of such sale (the “Sale Notice”).  The Company may elect to purchase all of the Units intended to be sold by SDWG on the same terms and conditions as set forth in the Sale Notice by delivering written notice to SDWG (the “Purchase Notice”) within ten (10) business days of receiving the Sale Notice.  The Company shall consummate the purchase of the Units subject to the Sale Notice within thirty (30) days of its election to purchase.  Notwithstanding the terms and conditions of Section 9 of the Operating Agreement, to the extent the Company fails to deliver SDWG a Purchase Notice within ten (10) business days of receiving the Sale Notice or fails to consummate the purchase of the Units within thirty (30) days of its election to purchase such Units, SDWG shall be permitted to sell the Units covered by the Sale Notice without restriction under this Section 2.11(d) and the Operating Agreement; provided, that the following conditions have been satisfied:

(1)                                SDWG shall furnish the Company with its taxpayer identification number and SDWG’s initial tax basis in the Units transferred; and

(2)                                SDWG shall provide to the Company an opinion of counsel reasonably satisfactory to the Company from a regional or national law firm to the effect that:

(A)                            the sale is either registered under the Securities Act or is exempt from such registration requirements;

(B)                              the sale will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940, as amended; and

(C)                              the sale will not (i) result in the termination of the Company within the meaning of Section 708 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) cause the application of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company, and (iii) cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

2.12         Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of (a) the closing of a transaction resulting in a “Dissolution Event” as such term is defined in the Operating Agreement and (b) the date on which such Holder is entitled to sell all of the Units owned by it in compliance with SEC Rule 144(k).

3.             Board Rights.

3.1           Board Rights.  On the date hereof the board of directors of the Company (the “Board”) will appoint Dale Locken to the Board.  So long as SDWG owns at least 50% of the Units issued to it under the Purchase Agreement, the Company will require each of its Board members and executive officers to (a) recommend to the members (or other security holders) of the Company at any meeting of the members (or other security holders) at which directors are elected the election of one nominee of SDWG (the “SDWG Board Member”) to the Board (for such class of directors as the Board shall reasonably determine), (b) vote the Units (or other voting equity securities of the Company) they own or control at any time to elect the SDWG Board Member to the Board, and (c) not take any action, including actions otherwise required under Section 5.3(a) of the Operating Agreement, that would result in (and take any action necessary to prevent) the removal of the SDWG Board Member from the Board.

3.2           Observer Rights.  The Company will invite a representative of the members of HP (the “HP Observer”) and, to the extent the SDWG Board Member does not occupy a seat on the Board, a representative of SDWG, to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, will give each such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that each such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided, including maintaining such information in confidence; and provided further, that the Company reserves the right to withhold any information and to exclude each such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.  The initial HP Observer shall be Craig Schaunaman.  If Mr. Schaunaman is unable or unwilling to serve as the HP Observer, SDWG shall, in its sole discretion and for the benefit of the members of HP, designate another individual to serve as the HP Observer.

3.3           Termination of Board Rights.  Unless terminated earlier by reason of failure to maintain the ownership percentage set forth in Section 3.1, the covenants set forth in Section 3.1 shall terminate and be of no further force or effect on the earlier to occur of (a) the third anniversary of the date of this Agreement or (b) immediately before the consummation of the IPO.

3.4           Termination of Observer Rights.  The covenants set forth in Section 3.2 shall terminate and be of no further force or effect on the earlier to occur of (a) the third anniversary of the date of this Agreement, (b) immediately before the consummation of the IPO, or (c) the termination of any obligations to effect the Second Closing (as defined in the Purchase Agreement) pursuant to Section 10.4 of the Purchase Agreement.

3.5           Confidentiality.  Each Holder agrees that such Holder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Holder), (b) is or has been independently developed or conceived by the Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Holder by a third party without knowledge by the Holder of a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Holder, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; (iii) to any existing Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Holder in the ordinary course of business, provided that such Holder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4.             Additional Covenants.

4.1           Extraordinary Transactions.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, unit dividend, unit split, combination of Units, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the capital structure or Units of the Company, the Board may, with the prior written consent of Holders of a majority of the Registrable Securities, make such adjustment as it determines in its reasonable discretion to be appropriate as to the number and kind of securities subject to and reserved under this Agreement and, in order to prevent dilution or enlargement of rights of the Holders, the number and kind of securities issuable upon any exchange or conversion of the Units.

4.2           Meetings of the Board.  Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet at least quarterly in accordance with an agreed-upon schedule.

4.3           Successor Liability.  If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company hereunder, including but not limited to obligations with respect to registration of Registrable Securities, nomination of board members and indemnification of members of the Board, as in effect immediately before such transaction, whether such obligations are contained in the Operating Agreement or elsewhere, as the case may be.

4.4          Board Expenses.  The Company shall reimburse the SDWG Board Member and board observers for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board.

5.             Miscellaneous.

5.1           Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is an Affiliate, partner, member, limited partner, retired partner, retired member, or stockholder of a Holder; (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (c) after such transfer, holds at least 50,000 Registrable Securities (subject to appropriate adjustment for splits, dividends, combinations, and other recapitalizations); or (d)  is a transferee of SDWG pursuant to a transaction contemplated by Section 2.11(d) hereof provided that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (ii) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.10.  For the purposes of determining the number of Registrable Securities held by a transferee pursuant to clause (c) above, the holdings of a transferee (1) that is an Affiliate, limited partner, retired partner, member, retired member, or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.2           Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota without regard to any applicable conflicts of law.  In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement:  (a) each of the parties irrevocably waives the right to trial by jury; and (b) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 5.5.

5.3           Counterparts; Facsimile.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4           Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), one business day after being deposited with a nationally recognized overnight courier, or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Company:	with a copy to (that will not constitute notice:

Advanced BioEnergy 10251 Wayzata Boulevard Suite 240 Minneapolis, MN 55305 Attention: CEO Facsimile No: (763) 226-2725	Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402-3901 Attention: Peter J. Ekberg Facsimile No: (612) 766-1600

(b) If to a Holder:	with a copy to (that will not constitute notice):

at the address set forth on Schedule A	Blackwell Sanders Peper Martin LLP 4801 Main Street Suite 1000 Kansas City, MO 64112 Attention: Jason A. Reschly Facsimile No: (816) 983-8080

5.6           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the Registrable Securities; provided, that the Company may in its sole discretion waive compliance with Section 2.11(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.11(c) shall be deemed to be a waiver); and provided further, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party; provided further, however, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, termination, or waiver applies to all Holders in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Holders in the same fashion.  The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.  Any amendment, termination, or waiver effected in accordance with this Section 5.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

5.7          Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or regulation, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

5.8          Aggregation of Securities.  All shares of Registrable Securities held or acquired by Affiliates of a Holder shall be aggregated together for the purpose of determining the availability of any rights under this Agreement of such Holder.

5.9          Entire Agreement.  This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

5.10        Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ADVANCED BIOENERGY, LLC

By:	/s/ Revis L. Stephenson III
Name:	Revis L. Stephenson III
Title:	Chief Executive Officer

SOUTH DAKOTA WHEAT GROWERS ASSOCIATION

By:	/s/ Rory Troske
Name:	Rory Troske
Title:	Vice President

SCHEDULE A

Holders

South Dakota Wheat Growers Association
110 6th Avenue SE
Aberdeen, South Dakota  57402
Attention:  CEO
Facsimile No.:  (605) 225-0859

FIRST AMENDMENT TO INVESTOR RIGHTS AGREEMENT

This First Amendment (the “Amendment”) is entered into as of June 25, 2007, by and among Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), and South Dakota Wheat Growers Association, a South Dakota cooperative (“SDWG”).

RECITALS

A.            On November 7, 2006, the Company and SDWG entered into an investor rights agreement in connection with the purchase by the Company of SDWG’s limited partnership interest in Heartland Grain Fuels, L.P. (“HGF”) (the “Investor Rights Agreement”).

B.            On April 20, 2007 the Company entered into a purchase agreement with Ethanol Investment Partners (“EIP”) whereby the Company agreed to enter into a registration rights agreement with EIP (the “Registration Rights Agreement”), provided the Company first obtained SDWG’s consent to grant such rights.

C.            In connection with the execution of the Registration Rights Agreement between ABE and EIP, ABE and SDWG desire to amend the Investor Rights Agreement as follows:

AGREEMENT

1.             Amendment to Article 1.    Article 1 of the Investor Rights Agreement is hereby amended and restated in its entirety as set forth in the attached Exhibit A.

2.             Amendment to Section 2.3(a).  Section 2.3(a) of the Investor Rights Agreement is hereby amended and restated in its entirety as set forth in the attached Exhibit B.

3.             Governing Law.  The parties to this Amendment intend for the laws of the State of Minnesota to govern the validity of this Amendment, the construction of its terms and the interpretation of the rights and duties of the parties, without regard to the conflict of law provisions of such state.

4.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

6.             Miscellaneous.  Except as specifically amended herein, the Investor Rights Agreement shall remain in full force and effect, as so amended.  Any reference to this “Amendment,” shall include the Recitals set forth in the beginning of this Amendment.

[Remainder of the page intentionally left blank.]

This Amendment has been executed by the parties hereto as of the date first set forth above.

ADVANCED BIOENERGY LLC

By:	/s/ Revis L. Stephenson III
Name: Revis L. Stephenson III
Its: President and Chief Executive Officer

SOUTH DAKOTA WHEAT GROWERS ASSOCIATION

By:	/s/ Dale Locken
Name: Dale Locken
Its: Chief Executive Officer and Treasurer

EXHIBIT A

AMENDED AND RESTATED ARTICLE 1

1.             Definitions.  For purposes of this Agreement:

1.1           “Additional Financing” means the sale by the Company of additional Units as contemplated by the registration statement on Form SB-2 filed by the Company with the SEC on September 13, 2006, as amended from time to time thereafter.

1.1           “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any general partner, officer, director, or manager of such Person.

1.3           “Damages” means any loss, damage, or liability to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4          “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Units, including options and warrants.

1.5          “EIP” means Ethanol Investment Partners, LLC, a Delaware limited liability company.

1.6          “EIP Holder” means any “Holder” as that term is defined under the Registration Rights Agreement.

1.7          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.8          “Excluded Registration” means (a) a registration of Units in connection with the Additional Financing so long as such registration is declared effective by the SEC no later than September 1, 2007; (b) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; or (c) a registration relating to an SEC Rule 145 transaction.

1.9          “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.10        “Form S-2” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.11         “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.12         “GAAP” means generally accepted accounting principles in the United States.

1.13         “Holder” means any holder of Registrable Securities who is a party to this Agreement, including permitted transferees that agree in writing to be bound by and subject to the terms and conditions of this Agreement.

1.14         “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.15         “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.16         “IPO” means the Company’s first underwritten public offering of its Units or other equity securities under the Securities Act.

1.17         “Operating Agreement” means that certain Third Amended and Restated Operating Agreement of the Company dated as of February 1, 2006.

1.18         “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.19         “Registrable Securities” means (a) the Units issued to SDWG, and any Units acquired by SDWG after the date hereof; and (b) any Units issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Units referenced in clause (a) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 5.1, and excluding for purposes of Section 2 any Units for which registration rights have terminated pursuant to Section 2.12 of this Agreement.

1.20         “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of June 20, 2007 between the Company and EIP.

1.21         “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.11(b) hereof.

1.22         “SEC” means the Securities and Exchange Commission.

1.23         “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.24         “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act.

1.25         “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.26         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.27         “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.28         “Units” means units of membership interests in the Company, or shares or other equity interests of the Company issued in exchange for or otherwise in connection with any transaction as described in Section 4.1.

EXHIBIT B

AMENDED AND RESTATED SECTION 2.3(a)

2.3           Underwriting Requirements.

(a)           If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of equity securities to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of equity securities that may be included in the underwriting shall be allocated as follows: (1) as between Holders and the EIP Holders, in proportion (as nearly as practicable) to the number of equity securities that each group requested to be included in the underwriting, and then (2) as between the persons that comprise the Holders and the EIP Holders in proportion (as nearly as practicable) to the number of equity securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such Holders; provided, however, the number of Registrable Securities held by the Holders, to be included in such underwriting shall not be reduced unless all other securities, except the equity securities requested to be included in the underwriting by the EIP Holders which shall be reduced as contemplated in the prior sentence, are first entirely excluded from the underwriting.